UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2020

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, $0.01 par value per share	AFIN	The Nasdaq Global Select Market
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AFINP	The Nasdaq Global Select Market
7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AFINO	The Nasdaq Global Select Market
Preferred Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 14, 2020, American Finance Trust, Inc. (the “Company”) and American Finance Operating Partnership, L.P. (the “Operating Partnership”), the Company’s operating partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp., as representative of the underwriters listed on Schedule I thereto (collectively, the “Underwriters”) pursuant to which the Company agreed to issue and sell 3,200,000 shares of the Company’s new class of 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, with a liquidation preference of $25.00 per share (the “Series C Preferred Stock”), in an underwritten public offering at a gross offering price of $25.00 per share (the “Preferred Stock Offering”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day overallotment option to purchase up to an additional 480,000 shares of Series C Preferred Stock.

In the Underwriting Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities. The issuance and sale of the shares is expected to close on or about December 18, 2020, subject to satisfaction of customary closing conditions. The Company’s total net proceeds from the Preferred Stock Offering, after deducting the underwriting discount but not other estimated offering expenses payable by the Company, are expected to be approximately $77.5 million (assuming no exercise of the Underwriters’ option to purchase additional shares of Series C Preferred Stock).

The Company intends to contribute these net proceeds to the Operating Partnership in exchange for a new class of 7.375% Series C Cumulative Redeemable Perpetual Preferred Units (the “Series C Preferred Units”), which will have economic interests that are substantially similar to the designations, preferences and other rights of Series C Preferred Stock. The Company, acting through the Operating Partnership, intends to use the net proceeds from this contribution for general corporate purposes, which may include purchases of additional properties.

The Preferred Stock Offering is being conducted pursuant to the Company’s prospectus supplement dated December 14, 2020 (the “Prospectus Supplement”), which supplements the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) as part of the Company’s Registration Statement on Form S-3 (File No. 333-226252), filed with the SEC on July 20, 2018.

BMO Capital Markets Corp. acted as joint lead arranger and book runner for, and an affiliate of BMO Capital Markets Corp. is a co-syndication agent and lender under, the Company’s revolving credit facility, and certain of the other Underwriters or their affiliates are also lenders thereunder. BMO Capital Markets Corp. and certain of the other Underwriters are agents under the Company’s “at the market” equity offering programs for its Class A Common Stock, $0.01 par value per share (“Class A Common Stock), and its Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”).

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference into this Item 1.01. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Prospectus Supplement, which disclosure is hereby incorporated by reference into this Item 1.01.

A copy of the opinion of Venable LLP relating to Preferred Stock Offering is attached to this Current Report on Form 8-K as Exhibit 5.1.

Amendment to the Operating Partnership Agreement

On December 16, 2020, in connection with the Preferred Stock Offering, the Company, in its capacity as the general partner of the Operating Partnership, entered into a Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Sixth Amendment”), designating and classifying the Series C Preferred Units.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Sixth Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 3.03.	Material Modifications to Rights of Security Holders.

Series C Preferred Stock

On December 16, 2020, in connection with the Preferred Stock Offering, the Company filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of the State of Maryland, which became effective upon acceptance for record. The Articles Supplementary classified 3,680,000 shares of the Company’s authorized shares of preferred stock, $0.01 par value per share, as Series C Preferred Stock.

Holders of Series C Preferred Stock are entitled to cumulative dividends in the amount of $1.84375 per share each year, which is equivalent to the rate of 7.375% of the $25.00 liquidation preference per share per annum. The Series C Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased.

On and after December 18, 2025, at any time and from time to time, the Series C Preferred Stock will be redeemable in whole, or in part, at the Company’s option, at a cash redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date.

In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined in the Articles Supplementary), the Company may, subject to certain conditions, at its option, redeem the Series C Preferred Stock, in whole but not in part, within 90 days after the first date on which the Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the liquidation preference of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. If the Company does not exercise these redemption rights upon the occurrence of a Delisting Event or a Change of Control, the holders of Series C Preferred Stock will have certain rights to convert Series C Preferred Stock into shares of Class A Common Stock.

The Series C Preferred Stock ranks senior to Class A Common Stock and the Company’s Series B Preferred Stock, $0.01 par value per share, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, and on parity with Series A Preferred Stock.

Voting rights for holders of Series C Preferred Stock exist primarily with respect to the ability to elect two additional directors to the Board if six or more quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock are in arrears, and with respect to voting on amendments to the Company’s charter (which includes the Articles Supplementary) that materially and adversely affect the rights of the Series C Preferred Stock or create additional classes or series of shares of the Company’s capital stock that are senior to the Series C Preferred Stock. Other than the limited circumstances described above and in the Articles Supplementary, holders of Series C Preferred Stock do not have any voting rights.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Articles Supplementary, which is filed herewith as Exhibit 3.1 and incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

Press Release

On December 15, 2020, the Company issued a press release announcing the pricing of the Preferred Stock Offering.

A copy of the press release is attached as Exhibits 99.1 and is hereby incorporated by reference into this Item 7.01. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company’s tenants and the global economy and financial markets and that the information about rent collections may not be indicative of any future period, as well as those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 27, 2020, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on May 7, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed on August 6, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed on November 5, 2020 and all other filings filed with the Securities and Exchange Commission after that date. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 14, 2020, by and among American Finance Trust, Inc., American Finance Operating Partnership, L.P. and the underwriters listed on Schedule I attached thereto, for whom BMO Capital Markets Corp. acted as representative.
3.1	Articles Supplementary designating and classifying shares of 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.11 of the Company’s registration statement on Form 8-A filed with the SEC on December 16, 2020).
5.1	Opinion of Venable LLP.
10.1	Sixth Amendment, dated December 16, 2020, to the Second Amended and Restated Agreement of Limited Partnership of American Finance Operating Partnership, L.P., dated July 19, 2018.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
99.1	Press release, dated December 15, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCE TRUST, INC.

Date: December 16, 2020	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President

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